FOR IMMEDIATE RELEASE
Embecta Corp. Reports Second Quarter Fiscal 2025 Financial Results

PARSIPPANY, N.J., May 9, 2025 (GLOBE NEWSWIRE) – Embecta Corp. (“embecta” or the "Company") (Nasdaq: EMBC), a global diabetes care company, today reported financial results for the three and six month periods ended March 31, 2025.
"This quarter’s financial results were once again slightly ahead of our prior expectations, as our teams executed well, which included driving an acceleration in our free-cash flow generation, thereby allowing us to continue to repay debt and create additional balance sheet flexibility," said Devdatt (Dev) Kurdikar, President and Chief Executive Officer of embecta.
Mr. Kurdikar added, "In this challenging operating environment, we are raising key profitability metrics while maintaining our prior adjusted earnings per share guidance despite a lowered fiscal year 2025 adjusted constant current revenue guidance range and the impact of incremental tariffs. This reflects favorable projected foreign exchange rates, which are allowing us to keep our as-reported revenue guidance range largely unchanged, as well as disciplined operating expense controls and the benefit of our recently announced restructuring program.
Looking ahead, we remain focused on executing our strategic priorities and look forward to sharing more at our Analyst & Investor Day on May 22, 2025."

1

Second Quarter Fiscal Year 2025 Financial Highlights:
•Revenues of $259.0 million, down 9.8% on a reported basis; down 7.7% on an adjusted constant currency basis
◦U.S. revenues decreased 8.4% on both a reported and adjusted constant currency basis
◦International revenues decreased 11.3% on a reported basis, and 7.0% on an adjusted constant currency basis
•Gross profit and margin of $164.1 million and 63.4%, compared to $185.4 million and 64.6% in the prior year period
•Adjusted gross profit and margin of $165.0 million and 63.7%, compared to $185.8 million and 64.7% in the prior year period
•Operating income and margin of $62.9 million and 24.3%, compared to $39.2 million and 13.6% in the prior year period
•Adjusted operating income and margin of $81.4 million and 31.4%, compared to $74.9 million and 26.1% in the prior year period
•Net income and earnings per diluted share of $23.5 million and $0.40, compared to $28.9 million and $0.50 in the prior year period
•Adjusted net income and adjusted earnings per diluted share of $40.7 million and $0.70, compared to $38.9 million and $0.67 in the prior year period
•Adjusted EBITDA and margin of $97.1 million and 37.5%, compared to $90.8 million and 31.6% in the prior year period
•Announced a dividend of $0.15 per share

Six Months Ended March 31 2025 Financial Highlights:
•Revenues of $520.9 million, down 7.7% on a reported basis; down 6.3% on an adjusted constant currency basis
◦U.S. revenues decreased 6.5% on both a reported and adjusted constant currency basis
◦International revenues decreased 9.1% on a reported basis, and 6.1% on an adjusted constant currency basis
•Gross profit and margin of $321.2 million and 61.7%, compared to $371.3 million and 65.8% in the prior year period
•Adjusted gross profit and margin of $329.2 million and 63.2%, compared to $372.1 million and 65.9% in the prior year period
•Operating income and margin of $91.6 million and 17.6%, compared to $84.7 million and 15.0% in the prior year period
•Adjusted operating income and margin of $161.9 million and 31.1%, compared to $152.4 million and 27.0% in the prior year period
•Net income and earnings per diluted share of $23.5 million and $0.40, compared to $49.0 million and $0.85 in the prior year period
•Adjusted net income and adjusted earnings per diluted share of $79.0 million and $1.35, compared to $74.2 million and $1.28 in the prior year period
•Adjusted EBITDA and margin of $194.4 million and 37.3%, compared to $181.2 million and 32.1% in the prior year period

Strategic Highlights:
•Strengthen core business
◦Advanced the brand transition program in the U.S. and Canada, which is on track to be substantially complete in the second half of fiscal year 2025
◦Published updated FITTER (Forum for Injection Technique and Therapy Expert Recommendations) Forward Expert Recommendations in Mayo Clinic Proceedings, enhancing global best practices for insulin injection technique and education to improve clinical outcomes, standardize injection methods, optimize device use, and strengthen provider training
◦Received certification as a Great Place to Work for 2025 in the following countries: Brazil, Canada, China, Germany, India, Mexico, Switzerland and the UK
•Expand product portfolio
◦Received several purchase orders from pharmaceutical companies to co-package our pen needles with potential generic GLP-1 drugs
◦Continued to make progress on expanding availability of appropriately sized GLP-1 retail packaging for use with weekly injection therapies
•Increase financial flexibility
◦Substantially completed the restructuring plan related to the discontinuation of the insulin patch pump program
◦Initiated a separate restructuring plan to streamline the organization and optimize resources
◦Reduced debt during the fiscal year 2025 second quarter by paying down approximately $27.4 million of outstanding principal under the term loan B facility that had an interest rate of 300 basis points over the secured overnight financing rate (“SOFR”), with a 0.50% SOFR floor

Adjusted Constant Currency Revenue Growth is based upon Reported Revenues, adjusted to exclude, depending on the period presented, the items described in Adjusted Revenues and to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on an Adjusted constant currency revenue basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

Second Quarter Fiscal Year 2025 Results:
Revenues by geographic region are as follows:

	Three months ended March 31,
Dollars in millions							% Increase/(decrease)
	2025			2024			Reported Revenue Growth	Currency Impact	Adjustment Impact	Adjusted Constant Currency Revenue Growth
	Reported Revenues	Adjustment	Adjusted Revenues	Reported Revenues	Adjustment	Adjusted Revenues	%
United States	$135.2	$—	$135.2	$147.6	$—	$147.6	(8.4)%	—%	—%	(8.4)%
International	123.8	—	123.8	139.6	—	139.6	(11.3)	(4.3)	—	(7.0)
Total	$259.0	$—	$259.0	$287.2	$—	$287.2	(9.8)%	(2.1)%	—%	(7.7)%
Revenues by product family are as follows:

	Three months ended March 31,
Dollars in millions							% Increase/(decrease)
	2025			2024			Reported Revenue Growth	Currency Impact	Adjustment Impact	Adjusted Constant Currency Revenue Growth
	Reported Revenues	Adjustment	Adjusted Revenues	Reported Revenues	Adjustment	Adjusted Revenues	%
Pen Needles	$188.3	$—	$188.3	$218.2	$—	$218.2	(13.7)%	(1.6)%	—%	(12.1)%
Syringes	28.8	—	28.8	30.0	—	30.0	(4.0)	(5.7)	—	1.7
Safety	34.2	—	34.2	33.3	—	33.3	2.7	(1.5)	—	4.2
Other[1]	3.3	—	3.3	3.1	—	3.1	6.5	(3.2)	—	9.7
Contract Manufacturing	4.4	—	4.4	2.6	—	2.6	69.2	(3.8)	—	73.0
Total	$259.0	$—	$259.0	$287.2	$—	$287.2	(9.8)%	(2.1)%	—%	(7.7)%

1 Other includes product sales for swabs and other accessories.

The Company's revenues decreased by $28.2 million, or 9.8%, to $259.0 million for the three months ended March 31, 2025 as compared to revenues of $287.2 million for the three months ended March 31, 2024. Changes in revenues are driven by the volume of goods that the Company sells, the prices it negotiates with customers, and changes in foreign exchange rates. The decrease in revenues was driven by $26.6 million of unfavorable changes in volume and $6.0 million associated with the negative impact of foreign currency translation primarily due to the strengthening of the U.S. dollar. This was partially offset by $2.5 million of favorable changes in price and a $1.9 million increase in contract manufacturing revenues related to sales of non-diabetes products to Becton, Dickinson and Company ("BD").
Revenues by geographic region are as follows:

	Six months ended March 31,
Dollars in millions							% Increase/(decrease)
	2025			2024			Reported Revenue Growth	Currency Impact	Adjustment Impact	Adjusted Constant Currency Revenue Growth
	Reported Revenues	Adjustment	Adjusted Revenues	Reported Revenues	Adjustment	Adjusted Revenues	%
United States	$276.9	$—	$276.9	$296.2	$—	$296.2	(6.5)%	—%	—%	(6.5)%
International	244.0	—	244.0	268.3	—	268.3	(9.1)	(3.0)	—	(6.1)
Total	$520.9	$—	$520.9	$564.5	$—	$564.5	(7.7)%	(1.4)%	—%	(6.3)%

Revenues by product family are as follows:

	Six months ended March 31,
Dollars in millions							% Increase/(decrease)
	2025			2024			Reported Revenue Growth	Currency Impact	Adjustment Impact	Adjusted Constant Currency Revenue Growth
	Reported Revenues	Adjustment	Adjusted Revenues	Reported Revenues	Adjustment	Adjusted Revenues	%
Pen Needles	$379.4	$—	$379.4	$428.0	$—	$428.0	(11.4)%	(1.0)%	—%	(10.4)%
Syringes	57.2	—	57.2	60.8	—	60.8	(5.9)	(4.6)	—	(1.3)
Safety	68.4	—	68.4	64.1	—	64.1	6.7	(0.9)	—	7.6
Other[2]	6.7	—	6.7	7.1	—	7.1	(5.6)	(2.8)	—	(2.8)
Contract Manufacturing	9.2	—	9.2	4.5	—	4.5	104.4	(2.2)	—	106.6
Total	$520.9	$—	$520.9	$564.5	$—	$564.5	(7.7)%	(1.4)%	—%	(6.3)%

The Company's revenues decreased by $43.6 million, or 7.7%, to $520.9 million for the six months ended March 31, 2025 as compared to revenues of $564.5 million for the six months ended March 31, 2024. The decrease in revenues was driven by $44.5 million of unfavorable changes in volume and $8.0 million associated with the negative impact of foreign currency translation primarily due to the strengthening of the U.S. dollar. This was partially offset by a $4.8 million increase in contract manufacturing revenues related to sales of non-diabetes products to BD and $4.1 million of favorable changes in price.

2 Other includes product sales for swabs and other accessories.

Fiscal Year 2025 Updated Financial Guidance:
For fiscal year 2025, the Company now expects:

Dollars in millions, except percentages and per share data	Current	Previous (1)
Reported Revenues	$1,073 - $1,090	$1,075 - $1,092
Reported Revenue Growth (%)	(4.4)% - (2.9)%	(4.3)% - (2.8)%
Impact of F/X (%)	(0.8)%	(2.2)%
Impact of Italian Payback Measure (2) (%)	0.4%	0.4%
Adjusted Constant Currency Revenue Growth (%)	(4.0)% - (2.5)%	(2.5)% - (1.0)%
Adjusted Gross Margin (%)	62.75% - 63.75%	63.25% - 64.25%
Adjusted Operating Margin (%)	29.75% - 30.75%	29.50% - 30.50%
Adjusted Earnings per Diluted Share	$2.70 - $2.90	$2.70 - $2.90
Adjusted EBITDA Margin (%)	36.25% - 37.25%	36.00% - 37.00%

(1) Previous guidance was issued on February 6, 2025.
(2) Reflects the recognition of incremental Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court of Italy relating to certain prior years since 2015 recorded in Revenues.
We are unable to present a quantitative reconciliation of our expected adjusted gross margin, expected adjusted operating margin, expected adjusted earnings per diluted share, expected adjusted EBITDA and our expected adjusted EBITDA margin as we are unable to predict with reasonable certainty, and without unreasonable effort the impact and timing of any one-time items. The financial impact of these one-time items is uncertain and is dependent on various factors, including timing, and could be material to our Condensed Consolidated Statements of Income.
Balance sheet, Liquidity and Other Updates
As of March 31, 2025, the Company had approximately $212.3 million in cash and equivalents and restricted cash and $1.542 billion of debt principal outstanding, and no amount drawn on its $500 million Revolving Credit Facility.
The Company’s Board of Directors declared a quarterly cash dividend of $0.15 for each issued and outstanding share of the Company’s common stock. The dividend is payable on June 13, 2025 to stockholders of record at the close of business on May 28, 2025.
Second Quarter Fiscal Year 2025 Earnings Conference Call:
Management will host a conference call at 8:00 a.m. Eastern Time (ET) on May 9, 2025 to discuss the results of the quarter, provide an update on its business, and host a question and answer session. Those who would like to participate may access the live webcast here, or access the teleconference here. The live webcast can also be accessed via the company’s website at
investors.embecta.com.

A webcast replay of the call will be available beginning at 11:00 a.m. ET on May 9, 2025, via the embecta investor relations website and archived on the website for one year.

Condensed Consolidated Statements of Income
Embecta Corp.
(Unaudited, in millions, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024

Revenues	$259.0	$287.2	$520.9	$564.5
Cost of products sold	94.9	101.8	199.7	193.2
Gross Profit	$164.1	$185.4	$321.2	$371.3
Operating expenses:
Selling and administrative expense	79.6	92.3	160.7	182.6
Research and development expense	8.0	18.4	28.3	38.6
Other operating expenses	13.6	35.5	40.6	65.4
Total Operating Expenses	$101.2	$146.2	$229.6	$286.6
Operating Income	$62.9	$39.2	$91.6	$84.7
Interest expense, net	(26.7)	(27.8)	(54.6)	(55.5)
Other income (expense), net	(0.4)	(1.5)	(1.9)	(5.0)
Income Before Income Taxes	$35.8	$9.9	$35.1	$24.2
Income tax provision (benefit)	12.3	(19.0)	11.6	(24.8)
Net Income	$23.5	$28.9	$23.5	$49.0

Net Income per common share:
Basic	$0.40	$0.50	$0.40	$0.85
Diluted	$0.40	$0.50	$0.40	$0.85

Condensed Consolidated Balance Sheets
Embecta Corp.
(in millions, except share and per share data)

	March 31, 2025	September 30, 2024
	(Unaudited)
Assets
Current Assets
Cash and equivalents	$209.3	$267.5
Restricted cash	3.0	6.7
Trade receivables, net (net of allowance for doubtful accounts of $2.6 million and $2.8 million as of March 31, 2025 and September 30, 2024, respectively)	185.6	193.0
Inventories:
Materials	42.4	40.4
Work in process	8.8	4.8
Finished products	118.0	126.3
Total Inventories	$169.2	$171.5
Amounts due from Becton, Dickinson and Company	17.0	53.8
Prepaid expenses and other	59.3	68.5
Total Current Assets	$643.4	$761.0
Property, Plant and Equipment, Net	257.4	290.4
Goodwill and Intangible Assets	23.1	23.7
Deferred Income Taxes and Other Assets	196.3	210.2
Total Assets	$1,120.2	$1,285.3
Liabilities and Equity
Current Liabilities
Accounts payable	$58.8	$91.0
Accrued expenses	123.1	134.2
Amounts due to Becton, Dickinson and Company	20.7	42.5
Salaries, wages and related items	43.8	66.7
Current debt obligations	9.5	9.5
Current finance lease liabilities	3.4	3.4
Income taxes	—	26.7
Total Current Liabilities	$259.3	$374.0
Deferred Income Taxes and Other Liabilities	58.5	54.1
Long-Term Debt	1,509.1	1,565.3
Non Current Finance Lease Liabilities	29.5	30.2
Contingencies
Embecta Corp. Equity
Common stock, $0.01 par value Authorized - 250,000,000 Issued and outstanding - 58,327,015 as of March 31, 2025 and 57,707,285 as of September 30, 2024	$0.6	$0.6
Additional paid-in capital	65.0	52.5
Accumulated deficit	(493.5)	(498.6)
Accumulated other comprehensive loss	(308.3)	(292.8)
Total Equity	(736.2)	(738.3)
Total Liabilities and Equity	$1,120.2	$1,285.3

Condensed Consolidated Statements of Cash Flows
Embecta Corp.
(Unaudited, in millions)

	Six Months Ended March 31,
	2025	2024
Operating Activities
Net Income	$23.5	$49.0
Adjustments to net income to derive net cash provided by operating activities:
Depreciation and amortization	18.4	17.8
Amortization of debt issuance costs	4.1	3.2
Impairment of property, plant and equipment	10.4	—
Amortization of cloud computing arrangements	5.2	1.6
Stock-based compensation	16.2	13.8
Deferred income taxes	5.6	(39.6)
Change in operating assets and liabilities:
Trade receivables, net	3.7	(106.7)
Inventories	(2.0)	2.0
Due from/due to Becton, Dickinson and Company	15.3	64.3
Prepaid expenses and other	13.5	36.5
Accounts payable, accrued expenses and other current liabilities	(60.5)	0.4
Income and other net taxes payable	(26.8)	(7.0)
Other assets and liabilities, net	(0.1)	(24.1)
Net cash provided by operating activities	$26.5	$11.2
Investing Activities
Capital expenditures	$(1.6)	$(6.1)
Net cash used for investing activities	$(1.6)	$(6.1)
Financing Activities
Payments on long-term debt	$(59.8)	$(4.8)
Payments related to tax withholding for stock-based compensation	(4.6)	(2.7)
Payments on finance lease	(0.6)	(0.6)
Dividend payments	(17.5)	(17.2)
Net cash used for financing activities	$(82.5)	$(25.3)
Effect of exchange rate changes on cash and equivalents and restricted cash	(4.3)	0.2
Net Change in Cash and equivalents and restricted cash	$(61.9)	$(20.0)
Opening Cash and equivalents and restricted cash	274.2	326.5
Closing Cash and equivalents and restricted cash	$212.3	$306.5

About Non-GAAP financial measures
In evaluating our operating performance, we supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial measures including (i) Adjusted Revenues, (ii) earnings before interest, taxes, depreciation, and amortization (“EBITDA”), (iii) Adjusted EBITDA and Adjusted EBITDA Margin, (iv) Adjusted Gross Profit and Adjusted Gross Profit Margin, (v) Adjusted Constant Currency Revenue Growth, (vi) Adjusted Operating Income and Adjusted Operating Income Margin, and (vii) Adjusted Net Income and Adjusted Earnings Per Diluted Share. These non-GAAP financial measures are indicators of our performance that are not required by, or presented in accordance with, GAAP. They are presented with the intent of providing greater transparency to financial information used by us in our financial analysis and operational decision-making. We believe that these non-GAAP measures provide meaningful information to assist investors, stockholders and other readers of our consolidated financial statements in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. However, the presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these non-GAAP measures may not be comparable to other similarly titled measures of other companies. The Company uses non-GAAP financial measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a meaningful alternative representation of the underlying operating performance of the business.

For the three and six month periods ended March 31, 2025 and 2024, the reconciliation of (1) GAAP Revenues ("Reported Revenues") to Adjusted Revenues, and (2) GAAP Net income to EBITDA and Adjusted EBITDA was as follows (unaudited, in millions):

	Three Months Ended March 31,		Six Months Ended March 31,

	2025	2024	2025	2024
Reported Revenues	$259.0	$287.2	$520.9	$564.5
Italian payback measure	—	—	—	—
Adjusted Revenues	$259.0	$287.2	$520.9	$564.5

GAAP Net Income	$23.5	$28.9	$23.5	$49.0
Interest expense, net	26.7	27.8	54.6	55.5
Income tax benefit	12.3	(19.0)	11.6	(24.8)
Depreciation and amortization	9.0	9.0	18.4	17.8
EBITDA	$71.5	$46.7	$108.1	$97.5
Stock-based compensation expense (1)	7.3	6.5	16.3	13.9
One-time stand up costs (2)	7.6	33.6	18.0	61.9
European regulatory initiative-related costs ("EU MDR") (3)	—	—	0.4	0.2
Business optimization and severance related costs (4)	3.3	1.0	3.3	2.9
Deferred jurisdiction adjustments in Other income (expense), net for taxes (5)	—	1.8	—	3.2
Amortization of cloud computing arrangements (6)	2.7	1.2	5.2	1.6
Costs associated with the discontinued patch pump program (7)	4.7	—	43.1	—
Adjusted EBITDA	$97.1	$90.8	$194.4	$181.2
Adjusted EBITDA Margin	37.5%	31.6%	37.3%	32.1%
(1)Represents stock-based compensation expense incurred during the three and six months ended March 31, 2025 and 2024, respectively. For the three months ended, March 31, 2025, $4.7 million is recorded in Selling and administrative expense, $1.9 million is recorded in Other operating expenses $0.6 million is recorded in Cost of products sold, and $0.1 million is recorded in Research and development expense. For the three months ended, March 31, 2024, $4.9 million is recorded in Selling and administrative expense, $1.1 million is recorded in Cost of products sold, and $0.5 million is recorded in Research and development expense. For the six months ended March 31, 2025, $12.1 million is recorded in Selling and administrative expense, $2.8 million is recorded in Other operating expenses, $1.2 million is recorded in Cost of products sold, and $0.2 million is recorded in Research and development expense. For the six months ended March 31, 2024, $10.8 million is recorded in Selling and administrative expense, $2.0 million is recorded in Cost of products sold, and $1.1 million is recorded in Research and development expense.
(2)One-time stand-up costs incurred primarily include: (i) product registration, labeling, and brand transition costs; (ii) warehousing and distribution set-up costs; (iii) legal costs associated with patents and trademark work; (iv) temporary headcount resources within accounting, tax, finance, human resources, regulatory and IT; and (v) one-time business integration and IT related costs primarily associated with our global ERP implementation. For the three months ended March 31, 2025, approximately $6.3 million is recorded in Other operating expenses, $0.8 million is recorded in Research and development expense, and $0.5 is recorded in Cost of products sold. For the three months ended March 31, 2024, approximately $32.6 million is recorded in Other operating expenses and $1.0 million is recorded in Selling and administrative expense. For the six months ended March 31, 2025, approximately $16.6 million is recorded in Other operating expenses, $0.8 million is recorded in Research and development expense, and $0.6 million is recorded in Cost of products sold. For the six months ended March 31, 2024, approximately $59.0 million is recorded in Other operating expenses and $2.9 million is recorded in Selling and administrative expense.
(3)Represents costs required to develop processes and systems to comply with regulations such as the EU MDR and General Data Protection Regulation ("GDPR") which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. For the six months ended March 31, 2025, $0.2 million is recorded in Research and development expense and $0.2 million is recorded in Cost of products sold. For the six months ended March 31, 2024, $0.2 million is recorded in is Research and development expense.
(4)Represents restructuring, business optimization, and severance related costs associated with standing up and optimizing the organization recorded in Other operating expenses excluding costs classified above within Stock-based compensation expense.
(5)Represents amounts due to BD for tax liabilities incurred in deferred closing jurisdictions where BD is considered the primary obligor.
(6)Represents amortization of implementation costs associated with cloud computing arrangements recognized in Other operating expenses.
(7)Represents costs incurred during the three and six months ended March 31, 2025 associated with the discontinued patch pump program, excluding those program costs classified above within Depreciation and amortization and Stock-based compensation expense. The discontinued patch pump program costs are primarily one-time in nature and represent expenses that we do not view as normal operating expenses necessary to operate our core business. The costs primarily consist of severance-related costs, asset impairments, contract termination costs, and other operating costs. For the three months ended March 31, 2025, $4.8 million is recorded in Research and development expense, $0.3 million is recorded in Selling and administrative expense and $0.1 million is recorded in Cost of products sold. Offsetting these costs was a non-cash adjustment associated with changes in estimates of $0.5 million recorded in Other operating expenses. For the six months ended March 31, 2025, $22.8 million is recorded in Research and development expense, $12.9 million is recorded in Other operating expenses, $6.6 million is recorded in Cost of products sold, and $0.8 million is recorded in Selling and administrative expense.

For the three and six month periods ended March 31, 2025 and 2024, the reconciliations of (1) GAAP Revenues ("Reported Revenues") to Adjusted Revenues (2) GAAP Gross Profit and Gross Margin to Adjusted Gross Profit and Adjusted Gross Margin, (3) GAAP Operating Income and Operating Margin to Adjusted Operating Income and Adjusted Operating Income Margin and (4) GAAP Net Income Per Diluted Share to Adjusted Net Income Per Diluted Share are as follows (unaudited in millions, except per share amounts):

	Three Months Ended March 31,		Six Months Ended March 31,

	2025	2024	2025	2024
Reported Revenues	$259.0	$287.2	$520.9	$564.5
Italian payback measure	—	—	—	—
Adjusted Revenues	$259.0	$287.2	$520.9	$564.5

GAAP Gross Profit	$164.1	$185.4	$321.2	$371.3
GAAP Gross Profit Margin	63.4%	64.6%	61.7%	65.8%
Stock-based compensation expense	—	0.1	—	0.2
Amortization of intangible assets (1)	0.3	0.3	0.6	0.6
One-time stand up costs (2)	0.5	—	0.6	—
EU MDR (3)	—	—	0.2	—
Costs associated with the discontinued patch pump program (4)	0.1	—	6.6	—
Adjusted Gross Profit	$165.0	$185.8	$329.2	$372.1
Adjusted Gross Profit Margin	63.7%	64.7%	63.2%	65.9%
(1)Amortization of intangible assets is recorded in Cost of products sold.
(2)One-time stand-up costs incurred are primarily attributed to brand transition.
(3)Represents costs required to develop processes and systems to comply with regulations such as the EU MDR and GDPR which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time.
(4)Represents costs incurred for the three and six months ended March 31, 2025 associated with the discontinued patch pump program. These costs are primarily one-time in nature and represent expenses that we do not view as normal operating expenses necessary to operate our core business. The costs primarily consist of asset impairments and other operating costs.

	Three Months Ended March 31,		Six Months Ended March 31,

	2025	2024	2025	2024
GAAP Operating Income	$62.9	$39.2	$91.6	$84.7
GAAP Operating Income Margin	24.3%	13.6%	17.6%	15.0%
Amortization of intangible assets (1)	0.3	0.3	0.6	0.6
One-time stand up costs (2)	7.6	33.6	18.0	61.9
EU MDR (3)	—	—	0.4	0.2
Stock-based compensation expense (4)	0.7	0.8	1.8	2.1
Business optimization and severance related costs (5)	3.6	1.0	3.6	2.9
Costs associated with the discontinued patch pump program (7)	6.3	—	45.9	—
Adjusted Operating Income	$81.4	$74.9	$161.9	$152.4
Adjusted Operating Income Margin	31.4%	26.1%	31.1%	27.0%

GAAP Net Income	$23.5	$28.9	$23.5	$49.0
Adjustments:
GAAP Income tax benefit	12.3	(19.0)	11.6	(24.8)
Amortization of intangible assets (1)	0.3	0.3	0.6	0.6
One-time stand up costs (2)	7.6	33.6	18.0	61.9
EU MDR (3)	—	—	0.4	0.2
Stock-based compensation expense (4)	0.7	0.8	1.8	2.1
Business optimization and severance related costs (5)	3.6	1.0	3.6	2.9
Deferred jurisdiction adjustments in Other income (expense), net for taxes (6)	—	1.8	—	3.2
Costs associated with the discontinued patch pump program (7)	6.3	—	45.9	—
Non-GAAP Income tax provision (8)	(13.6)	(8.5)	(26.4)	(20.9)
Adjusted Net Income	$40.7	$38.9	$79.0	$74.2

GAAP Net Income per Diluted share	$0.40	$0.50	$0.40	$0.85
Adjusted Net Income per Diluted share	$0.70	$0.67	$1.35	$1.28

Basic weighted average number of shares outstanding (in thousands)	58,290	57,687	58,119	57,580
Effect of dilutive securities:
Stock awards and equity units (share equivalent)	257	120	537	396
Diluted weighted average shares outstanding (in thousands)	58,547	57,807	58,656	57,976
(1)Amortization of intangible assets is recorded in Cost of products sold.
(2)One-time stand-up costs incurred primarily include: (i) product registration, labeling, and brand transition costs; (ii) warehousing and distribution set-up costs; (iii) legal costs associated with patents and trademark work; (iv) temporary headcount resources within accounting, tax, finance, human resources, regulatory and IT; and (v) one-time business integration and IT related costs primarily associated with our global ERP implementation. For the three months ended March 31, 2025, approximately $6.3 million is recorded in Other operating expenses, $0.8 million is recorded in Research and development expense, and $0.5 is recorded in Cost of products sold. For the three months ended March 31, 2024, approximately $32.6 million is recorded in Other operating expenses and $1.0 million is recorded in Selling and administrative expense. For the six months ended March 31, 2025, approximately $16.6 million is recorded in Other operating expenses, $0.8 million is recorded in Research and development expense, and $0.6 million is recorded in Cost of products sold. For the six months ended March 31, 2024, approximately $59.0 million is recorded in Other operating expenses and $2.9 million is recorded in Selling and administrative expense.

(3)Represents costs required to develop processes and systems to comply with regulations such as the EU MDR and GDPR which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. For the six months ended March 31, 2025, $0.2 million is recorded in Research and development expense and $0.2 million is recorded in Cost of products sold. For the six months ended March 31, 2024, $0.2 million is recorded in is Research and development expense.
(4)Represents stock-based compensation expense recognized during the period associated with the incremental value of converted legacy BD share-based awards and one-time sign-on equity awards granted to certain members of the embecta leadership team in connection with the Company's separation from BD. For the three months ended March 31, 2025, $0.7 million is recorded in Selling and administrative expense. For the three months ended March 31, 2024, $0.7 million is recorded in Selling and administrative expense and $0.1 million is recorded in Cost of products sold. For the six months ended March 31, 2025, $1.8 million is recorded in Selling and administrative expense. For the six months ended March 31, 2024, $1.8 million is recorded in Selling and administrative expense, $0.2 million is recorded in Cost of products sold, and $0.1 million is recorded in Research and development expense.
(5)Represents restructuring, business optimization, and severance related costs associated with standing up and optimizing the organization recorded in Other operating expenses.
(6)Represents amounts due to BD for tax liabilities incurred in deferred jurisdictions where BD is considered the primary obligor.
(7)Represents costs incurred during the three and six months ended March 31, 2025 associated with the discontinued patch pump program. These costs are primarily one-time in nature and represent expenses that we do not view as normal operating expenses necessary to operate our core business. The costs primarily consist of severance-related costs, asset impairments, contract termination costs, and other operating costs. During the three months ended March 31, 2025, $4.9 million is recorded in Research and development expense, $1.0 million is recorded in Other operating expenses, $0.3 million is recorded in Selling and administrative expense, and $0.1 million is recorded in Cost of products sold. During the six months ended March 31, 2025, $23.2 million is recorded in Research and development expense, $15.3 million is recorded in Other operating expenses, $6.6 million is recorded in Cost of products sold, and $0.8 million is recorded in Selling and administrative expense.
(8)Represents the amount of tax expense that the Company estimates that it would record if it used non-GAAP results instead of GAAP results in the calculation of its tax provision. The non-GAAP effective tax rate for both the three and six months ended March 31, 2025 was 25.0%. The non-GAAP effective tax rate for the three and six months ended March 31, 2024 was 17.9% and 22.0%, respectively.

About Embecta
embecta is a global diabetes care company that is leveraging its nearly 100-year legacy in insulin delivery to empower people with diabetes to live their best life through innovative solutions, partnerships and the passion of approximately 2,000 employees around the globe. For more information, visit embecta.com or follow our social channels on LinkedIn, Facebook, and Instagram.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release contains express or implied "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, performance, financial condition, goals, strategies, plans, achievements, and anticipated product clearances, approvals and launches. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “pursue,” “will” or similar expressions, we are making forward-looking statements. For example, embecta is using forward-looking statements when it discusses its fiscal 2025 financial guidance, timing for completion of the restructuring plan associated with the discontinuation of the insulin patch pump program and with respect to streamlining the organization and optimizing resources, expectations related to the impact of incremental tariffs, brand transition plan timing, our ability to expand in other markets, strengthening our core business, expanding our product portfolio and increasing our financial flexibility. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) competitive factors that could adversely affect embecta’s operations; (ii) any inability to replace the services provided by BD under the transaction documents; (iii) any failure by BD to perform its obligations under the various separation agreements entered into in connection with the separation and distribution; (iv) any events that adversely affect the sale or profitability of embecta’s products or the revenues delivered from sales to its customers; (v) increases in operating costs, including costs incurred from newly instituted tariffs by the U.S. government and certain foreign governments on raw materials and products, fluctuations in the cost and availability of raw materials or components used in its products, the ability to maintain favorable supplier arrangements and relationships, and the potential adverse effects of any disruption in the availability of such items; (vi) the impact of the global trade environment resulting from newly instituted tariffs causing certain foreign governments, private purchasers and others to consider transitioning away from products originating from certain countries (including the U.S.) in favor of buying “local” products; (vii) changes in reimbursement practices of governments or private payers or other cost containment measures; (viii) the adverse financial impact resulting from unfavorable changes in foreign currency exchange rates, as well as regional, national and foreign economic factors, including inflation, deflation, and fluctuations in interest rates; (ix) the impact of changes in U.S. federal laws and policy that could affect fiscal and tax policies, healthcare and international trade, including import and export regulation and international trade agreements; (x) any new pandemic, or any geopolitical instability, including disruptions in its operations and supply chains; (xi) new or changing laws and regulations, or changes in enforcement practices, including laws relating to healthcare, environmental protection, trade, monetary and fiscal policies, taxation and licensing and regulatory requirements for products; (xii) the expected benefits of the separation from BD; (xiii) risks associated with embecta’s indebtedness; (xiv) the risk that ongoing dis-synergy costs, costs of restructuring and other costs incurred in connection with the separation from BD will exceed our estimates of these costs; (xv) the risk that it will be more difficult than expected to effect embecta’s full separation from BD; (xvi) the risks related to timely and successfully completing the brand transition, including any resulting regulatory registration and license delays and interruptions in the transition of the rebranded products into commercial operations, networks, operations and end-to-end product flow and end-user access; (xvii) expectations related to the costs, profitability, timing and the estimated financial impact of, and charges and savings associated with, the restructuring plans we announced; (xviii) risks associated with not completing strategic collaborative partnerships and acquisitions for innovative technologies, complementary product lines, and new markets; and (xix) the other risks described in our periodic reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as further updated by our Quarterly Reports on Form 10-Q we have filed or will file hereafter. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release.

CONTACTS
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Pravesh Khandelwal
VP, Head of Investor Relations
551-264-6547
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Media:
Christian Glazar
Sr. Director, Corporate Communications
908-821-6922
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